As filed with the Securities and Exchange Commission on August 16, 2016
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	98-1026700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut	Kwinana Beach, WA 6167
Australia
(Address of Principal Executive Offices)

TRONOX LIMITED
MANAGEMENT EQUITY INCENTIVE PLAN
(Full title of the plan)

Richard L. Muglia
Senior Vice President, General Counsel and Secretary
Tronox Limited
263 Tresser Boulevard, Suite 1100
Stamford, Connecticut 06901
(Name and address of agent for service)
(203) 705-3800
(Telephone number, including area code, of agent for service)

Copies of all communications to:

Amy S. Leder, Esq.
Holland & Knight LLP
31 West 52nd Street
New York, New York 10019
Phone: (212) 513-3542
Fax:  (212) 385-9010

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Class A ordinary shares (“Class A Shares”)	8,000,000	$7.82	$62,560,000	$6,299.79

(1) This Registration Statement also covers any additional Class A Shares that becomes issuable because of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Class A Shares of the Registrant’s common stock.

(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for shares of Class A Shares of the Registrant as reported on the New York Stock Exchange on August 11, 2016.

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

Pursuant to Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 5, 2012 (File No. 333-182556) relating to the registration of 2,556,254 shares of the Registrant’s Class A ordinary shares, par value $0.01 per share (the “Class A Shares”), authorized for issuance pursuant to the Tronox Limited Management Equity Incentive Plan (the “Plan”), is incorporated by reference in its entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 8,000,000 shares of the Registrant’s Class A Shares to be issued pursuant to the Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

4.1	Tronox Limited Management Equity Incentive Plan, as amended (incorporated by reference to Exhibit A to the Company’s Proxy Statement, filed with the SEC on April 8, 2016 (File No. 001-35573)).

5.1	Opinion of Ashurst Australia.*

23.1	Consent of Grant Thornton LLP.*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Ashurst Australia (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature page of this Registration Statement).*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Tronox Limited, a company organized and existing under the laws of Australia, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on August 16, 2016.

TRONOX LIMITED

By:	/s/ Thomas Casey
Thomas Casey, Chairman of the Board and CEO

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, we, the undersigned officers and directors of Tronox Limited,  hereby severally constitute and appoint Thomas Casey and Richard L. Muglia, each acting alone as an attorney-in-fact with the full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Thomas Casey	Chairman of the Board and Chief Executive Officer	August 16, 2016
Thomas Casey

By:	/s/ Andrew P. Hines	Director	August 16, 2016
Andrew P. Hines

By:	/s/ Wayne A. Hinman	Director	August 16, 2016
Wayne A. Hinman

By:	/s/ Peter Johnston	Director	August 16, 2016
Peter Johnston

By:	/s/ Ilan Kaufthal	Director	August 16, 2016
Ilan Kaufthal

By:	/s/ Jeffry N. Quinn	Director	August 16, 2016
Jeffry N. Quinn

By:	/s/ Daniel Blue	Director	August 16, 2016
Daniel Blue

By:	/s/ Mxolisi Mgojo	Director	August 16, 2016
Mxolisi Mgojo

By:	/s/ Sipho Nkosi	Director	August 16, 2016
Sipho Nkosi

INDEX OF EXHIBITS

4.1	Tronox Limited Management Equity Incentive Plan, as amended (incorporated by reference to Exhibit A to the Company’s Proxy Statement, filed with the SEC on April 8, 2016 (File No. 001-35573)).

5.1	Opinion of Ashurst Australia.*

23.1	Consent of Grant Thornton LLP.*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Ashurst Australia (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature page of this Registration Statement).*

*	Filed herewith.